NATIONAL HEALTH LABORATORIES INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James G. Richmond, David C. Flaugh and Joram C. Salig, or any of them, with full power of subsitution, proxies to vote at the Annual Meeting of Stockholders of National Health Laboratories Incorporated (the "Company") to be held on May 10, 1994 at 10:30 a.m. local time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock, par value $.01 per share, of the Company held or owned by the undersigned as indicated on the proposals more fully set forth in the Proxy Statement/Prospectus, dated
March   , 1994, and in their discretion upon such other matters as may come before the Annual Meeting.
                        (TO BE SIGNED ON REVERSE SIDE)

                                                             (SEE REVERSE SIDE)
TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN THE REVERSE SIDE, NO BOX NEED BE CHECKED.

(X) Please mark your
    votes as in this
    example.
                                 DO NOT PRINT IN THIS AREA
- -------------------------------------------------------------------------------
1. Approve the proposed corporate reorganization of the Company creating a holding company.

       FOR      AGAINST     ABSTAIN
      (   )      (   )       (   )

2.  Election of the members of the Board of Directors as listed below.

       FOR              WITHHELD
(except as marked)
      (   )              (   )

Nominees: Ronald O. Perelman, Saul J. Farber, M.D., Howard Gittis, Ann Dibble Jordan, James R. Maher, David J. Mahoney, Paul A. Marks, M.D., Linda Gosden Robinson, Samuel O. Thier, M.D.

 (To withhold authority to vote for any individual nominee, strike a line through the nominee's name).

3. Ratify the selection of KPMG Peat Marwick as the Company's independent auditors for 1994.

       FOR      AGAINST     ABSTAIN
      (   )      (   )       (   )

4. Approve and adopt the Company's 1994 Stock Option Plan.

       FOR      AGAINST     ABSTAIN
      (   )      (   )       (   )



The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement/Prospectus and hereby revokes any Proxy or Proxies heretofore given.

Please complete, date, sign and mail in the enclosed envelope.
SIGNATURE(S) _____________________________________________________  DATE ______

(Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)